                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                           (INCLUDING THE ASSOCIATED
                         COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                   HEI, INC.

                                       TO

                              FANT INDUSTRIES INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender Shares (as defined below) and Rights (as defined below) pursuant to the Offer (as defined below) if (i) certificates representing shares (the "Shares") of common stock, par value $0.05 per share (the "Common Stock"), of HEI, Inc., a Minnesota corporation (the "Company"), or if applicable, certificates for the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 27, 1988, as amended, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement"), are not immediately available (including, if a Distribution Date (as defined in the Offer to Purchase, dated March 10, 1998 (the "Offer to Purchase")) has occurred, because certificates for Rights have not yet been distributed); (ii) time will not permit all required documents to reach Firstar Bank of Minnesota, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        FIRSTAR BANK OF MINNESOTA, N.A.

                                (612) 229-2600

          By Mail:        By Facsimile Transmission         By Hand or
                                (For Eligible           Overnight Delivery:
                             Institutions Only):


  101 East Fifth Street

St. Paul, Minnesota 55101                              101 East Fifth Street
     Corporate Trust            (612) 229-6415       St. Paul, Minnesota 55101
        Department

                                                    Corporate Trust Department
                             Confirm Facsimile by
                                  Telephone:

                                (612) 229-2600

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 LADIES AND GENTLEMEN:

   The undersigned hereby tenders to Fant Industries Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and Rights indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

 Number of Shares: ___________________________________________________________

 Number of Rights: ___________________________________________________________

 Name(s) of Record Holder(s): ________________________________________________

 -----------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

 -----------------------------------------------------------------------------

 Address(es): ________________________________________________________________
                                                                ZIP CODE

 Area Code and Tel. No.: _____________________________________________________

 Certificate No(s). (if available) ___________________________________________

 -----------------------------------------------------------------------------

 Check ONE box if Shares or Rights will be tendered by book-entry transfer:

 [_] The Depository Trust Company

 [_] Philadelphia Depository Trust Company

 Signature(s): _______________________________________________________________

 -----------------------------------------------------------------------------

 Account Number: _____________________________________________________________

 Dated:           , 1998

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (a) represents that the tender of Shares (or Rights, if applicable) effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares and Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares and Rights into the Depositary's accounts at The Depository Trust Company or The Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within (a) in the case of Shares, three New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof or (b) in the case of Rights, a period ending on the later of (i) three NYSE trading days after the date hereof or (ii) three business days after the date certificates for Rights are distributed to stockholders.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _______________________________________________________________

 -----------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE

 Address(es): ________________________________________________________________
                                                                ZIP CODE

 Area Code and Tel. No.: _____________________________________________________

 Name: _______________________________________________________________________
                              PLEASE TYPE OR PRINT

 Title: ______________________________________________________________________

 Dated:           , 1998

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.
      CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.